UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Intarcia Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0364181
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

2000 Powell Street, Suite 1640 Emeryville, CA 94608	94608
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☒

Securities Act registration statement number to which the form relates:    333-122581

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 91 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-122581, originally filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2005, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.            Exhibits.

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation of Registrant.
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective immediately prior to the closing of the offering made pursuant to the Registration Statement.
3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering made pursuant to the Registration Statement.
3.4*	Bylaws of the Registrant.
3.5*	Form of Amended and Restated Bylaws to be effective upon the closing of the offering made pursuant to the Registration Statement.
4.1*	Specimen Stock Certificate.
4.2*	Amended and Restated Investor Rights Agreement, dated November 19, 2004.
4.3*

Form of Warrant to Purchase Series E preferred stock pursuant to the Term Loan and Security Agreement, by and among Silicon Valley Bank, Horizon Technology Funding Company LLC and the Registrant, dated April 15, 2005.

*                 Filed as a corresponding exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INTARCIA THERAPEUTICS, INC.

Date: September 16, 2005	By:	/s/ Karling Alice Leung
Karling Alice Leung
President and Chief Executive Officer